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                                                                     EXHIBIT 3.1

                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                       FOUNDATION CAPITAL RESOURCES, INC.

         These Second Amended and Restated Articles of Incorporation were duly approved and adopted by the of Directors and Shareholders in accordance with the provisions of Georgia Business Corporation Code Section 14-2-1003 on September 7, 2001.

                                    ARTICLE I

                          THE CORPORATION; DEFINITIONS

         SECTION 1.1. Name; State of Organization. The name of the Corporation
                      ---------------------------
is Foundation Capital Resources, Inc. The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

         SECTION 1.2. Definitions. As used in these Articles of Incorporation,
                      -----------
the following terms shall have the following meanings unless the context otherwise requires:

         "Accumulated Dividends" shall have the meaning ascribed to it in
          ---------------------
Section 3.2(b).

         "Beneficial Ownership" shall mean ownership of Common Stock, Preferred
          --------------------
Stock or Excess Stock by a Person who is or would be treated as an owner of such shares of Common Stock, Preferred Stock or Excess Stock either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         "Beneficiary" shall mean the beneficiary of the Trust (as defined
          -----------
herein) as determined pursuant to Section 3.13(b).

         "Board of Directors" shall mean the Board of Directors of the
          ------------------
Corporation.

         "Class I Preferred Stock" shall mean the class of the Corporation's
          -----------------------
preferred stock which shall be designated Class I, $10.00 par value per share, and shall have the preferences described in Article III hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from
          ----
time to time.

         "Common Stock" shall mean the Corporation's common stock, $10.00 par
          ------------
value per share.

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         "Constructive Ownership" shall mean ownership of shares of Common
          ----------------------
Stock, Preferred Stock or Excess Stock by a Person who is or would be treated as an owner of such shares of Common Stock, Preferred Stock or Excess Stock either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

         "Excess Stock" shall mean any Common Stock or Preferred Stock for which
          ------------
there is a purported Transfer in violation of Section 3.7, and a conversion pursuant to Section 3.8.

         "Liquidation Preference" shall have the meaning ascribed to it in
          ----------------------
Section 3.3(b).

         "Market Price" shall mean in the case of Common Stock the net asset
          ------------
value per share of Common Stock as determined in good faith by the Board of Directors and in the case of Preferred Stock an amount equal to the Liquidation Preference of the Preferred Stock.

         "Person" shall mean an individual, corporation, limited partnership,
          ------
general partnership, joint stock company or association, joint venture, association, consortia, company, trust, bank, trust company, land trust, common law trust, business trust, or other entity and governments and political subdivisions thereof.

         "Preferred Stock" shall collectively mean the Corporation's preferred
          ---------------
stock which shall initially be designated Class I Preferred Stock.

         "Purported Beneficial Transferee" shall mean, with respect to any
          -------------------------------
purported Transfer which results in Excess Stock, the Person that would have been the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Common Stock or Preferred Stock, if such Transfer had not violated Section 3.7.

         "Purported Record Transferee" shall mean, with respect to any purported
          ---------------------------
Transfer which results in Excess Stock, the recordholder of the Common Stock or Preferred Stock if such Transfer had not violated Section 3.7.

         "REIT" shall mean a Real Estate Investment Trust under Section 856 of
          ----
the Code.

         "REIT Provisions of the Code" shall mean Sections 856 through 859 of
          ---------------------------
the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the Regulations promulgated thereunder.

         "Shareholders" shall mean holders of record of outstanding shares of
          ------------
Common Stock and Preferred Stock of the Corporation.

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         "Transfer" shall mean any sale, transfer, gift, assignment, devise or
          --------
other disposition of Common Stock, Preferred Stock or Excess Stock that was previously Common Stock or Preferred Stock, including, without limitation, (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Common Stock, Preferred Stock or Excess Stock that was previously Common Stock or Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Common Stock, Preferred Stock or Excess Stock that was previously Common Stock or Preferred Stock, whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

         "Trust" shall mean the trust created pursuant to Section 3.13(a) .
          -----

         "Trustee" shall mean the Corporation as trustee for the Trust, and any
          -------
successor trustee appointed by the Corporation.

                                   ARTICLE II

                      INDEMNIFICATION OF BOARD OF DIRECTORS

         SECTION 2.1. Immunity From Personal Liability; Indemnification. No
                      -------------------------------------------------
director shall have any personal liability to the Corporation or to its shareholders for monetary damages for breach of duty of care or other duty as a director, by reason of any act or omission occurring on or subsequent to the date when this provision becomes effective, except that this provision shall not eliminate or limit the liability of a director for (a) any appropriation, in violation of his duties, of any business opportunity of the Corporation; (b) acts or omissions which involve intentional misconduct or a knowing violation of law; (c) liabilities of a director imposed by Section 14-2-832 of the Georgia Business Corporation Code; or (d) any transaction from which the director received an improper personal benefit. Each person who is or was a director or officer of the Corporation, and each person who is or was a director or officer of the Corporation who at the request of the Corporation is serving or has served as an officer, director, partner, joint venturer, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation against those expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement which are allowed to be paid or reimbursed by the Corporation under the laws of the State of Georgia and which are actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person may be involved by reason of his being or having been a director or officer of this Corporation or of such other enterprises.

         Notwithstanding anything contained herein to the contrary, this Section is intended to provide indemnification to each director and officer of the Corporation to the fullest extent authorized by the Georgia Business Corporation Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment

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permits the Corporation to provide broader rights than said statute permitted the Corporation to provide prior thereto).

                                   ARTICLE III

                                 SHARES OF STOCK

     SECTION 3.1.  Authorized Shares. The Corporation is authorized to issue
                   -----------------
shares designated "Common Stock", "Class I Preferred Stock" and "Excess Stock", respectively, $10.00 par value per share, which shall be divisible into the classes and series with the relative rights and preferences as established by the Board of Directors from time to time. The total number of shares which this Corporation shall have authority to issue is fifty million (50,000,000). The number of shares of Common Stock authorized to be issued is twenty million (20,000,000), the number of shares of Class I Preferred Stock authorized to be issued is ten million (10,000,000), and the number of shares of Excess Stock authorized to be issued is twenty million (20,000,000). The rights, preferences, privileges and restrictions granted to and imposed upon the Common Stock, Preferred Stock and the Excess Stock are set forth below in this Article III.

     SECTION 3.2.  Dividend Rights.
                   ---------------

     (a) Common Stock. The holders of shares of Common Stock shall be entitled
         ------------
to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends or distributions payable in cash, in property or in securities of the Corporation, subject to the dividends payable to the holders of Preferred Stock as provided in Section 3.2(b). After dividends have been paid to the holders of Preferred Stock as provided in Section 3.2(b), the holders of shares of Common Stock shall receive cash dividends prorata. No dividend shall be declared or paid on the Common Stock when the Corporation has failed to pay an annual seven and 25/100s percent (7.25%) dividend on the Class I Preferred Stock for the current or any preceding year.

     (b) Class I Preferred Stock. The holders of shares of Class I Preferred
         -----------------------
Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, cash dividends at a rate of seven and 25/100s percent (7.25%) of par value per share per annum.

The seven and 25/100s percent (7.25%) dividend on each share of Class I Preferred Stock shall be paid quarterly and shall accumulate, whether or not earned or declared, from the date of issuance. Any accumulation of dividends on the Class I Preferred Stock shall not bear interest. The term "accumulated dividends" as used herein shall mean accrued and unpaid dividends on the Class I Preferred Stock at the rate of seven and 25/100s percent (7.25%). No dividend shall be declared or paid on the Common Stock when the Corporation has failed to pay an annual seven and 25/100s percent (7.25%) dividend on the Class I Preferred Stock for the current or any

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preceding year. The holders of Class I Preferred Stock shall not be entitled to any dividends other than the cash dividends provided for in this Section 3.2(b).

         (c) Excess Stock. Excess Stock shall not be entitled to any dividends.
             ------------
Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Common Stock or Preferred Stock have been converted into Excess Stock shall be repaid to the Corporation upon demand.

         (d) Priority of Dividend Rights. In summary, the holders of shares of
             ---------------------------
Preferred Stock and Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, cash dividends at the following rates and in the following order of preference and priority:

             (i) Holders of shares of Class I Preferred Stock shall receive any cash dividends on a cumulative basis at a rate of seven and 25/100s percent (7.25%) of par value per share per annum; and

             (ii) Holders of shares of Common Stock shall receive any cash dividends prorata.

         SECTION 3.3. Rights Upon Liquidation.
                      -----------------------

         (a) Common Stock. In the event of any voluntary or involuntary
             ------------
liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the holders of shares of Common Stock shall be entitled to receive, ratably with each other holder of Common Stock and Excess Stock, that portion of the assets of the Corporation available for distribution to its shareholders as the number of shares of Common Stock held by such holder bears to the total number of shares of Common Stock and Excess Stock then outstanding, subject to the Liquidation Preference of the holders of Preferred Stock as provided in Section 3.3(b).

         (b) Class I Preferred Stock. In the event of any voluntary or
             -----------------------
involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Class I Preferred Stock shall be entitled to receive out of the assets of the Corporation before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock or Excess Stock, an amount equal to $10.00 per share, plus an amount per share equal to all declared but unpaid dividends at a rate of seven and 25/100s percent (7.25%) of par value per share per annum. After payment in full of the foregoing Liquidation Preference, the holders of the Class I Preferred Stock shall not be entitled to participate with the holders of the Common Stock or Excess Stock in the distribution of any remaining net assets of the Corporation.

         (c) Excess Stock. In the event of any voluntary or involuntary
             ------------
liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the holder of

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shares of Excess Stock shall be entitled to receive, ratably with each other holder of Common Stock and Excess Stock, that portion of the assets of the Corporation available for distribution to its shareholders as the number of shares of Excess Stock held by such holder bears to the total number of shares of Common Stock and Excess Stock then outstanding, subject to the Liquidation Preference of the holders of Preferred Stock as provided in Section 3.3(b). The Corporation, as holder of the Excess Stock in trust, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when determined, any such assets received in respect of Excess Stock in any liquidation, dissolution, or winding up of, or any distribution of the assets of the Corporation.

         (d) Priority of Rights Upon Liquidation. In summary, in the event of
             -----------------------------------
any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Common Stock, Preferred Stock and Excess Stock shall be entitled to receive out of the assets of the Corporation, to the extent available, the following amounts in the following order of preference and priority:

             (i) Holders of shares of Class I Preferred Stock shall receive an amount equal to $10.00 per share, plus an amount per share equal to all declared but unpaid dividends at a rate of seven and 25/100s percent (7.25%) of par value per share per annum; and

             (ii) Holders of shares of Common Stock and Excess Stock shall receive prorata distributions of any remaining net assets of the Corporation.

         SECTION 3.4. Voting Rights.
                      -------------

         (a) Common Stock. The holders of shares of Common Stock shall be
             ------------
entitled to vote on all matters (for which holders of Common Stock shall be entitled to vote thereon) at all meetings of the shareholders of the Corporation and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting.

         (b) Preferred Stock. Except as may be required by law, the holders of
             ---------------
shares of Class I Preferred Stock shall only be entitled to vote on matters if the seven and 25/100s percent (7.25%) dividends to be distributed to such shareholders are in arrears for one year or longer.

         (c) Excess Stock. The holders of shares of Excess Stock shall not be
             ------------
entitled to vote on any matters (except as required by law) and shall have no rights to receive notice of any meetings (except as required by law).

         (d) No Cumulative Voting. There shall be no cumulative voting by the
             --------------------
Shareholders of the Corporation.

         SECTION 3.5.  Optional Redemption. The Class I Preferred Stock may be
                       -------------------
redeemed, in whole or in part, at the option of the Corporation by resolution of its Board of Directors, at any time and from time to time at a price per share equal to $10.00 plus any accumulated seven and 25/100s percent (7.25%) dividends thereon to the date fixed for redemption. In the event less than the entire number of shares of the Class I Preferred Stock outstanding is at one time redeemed by the Corporation, the shares to be redeemed shall be selected by lot in a manner determined by the Board of Directors of the Corporation. Not less than 30 nor more than 60 days prior to the date fixed for any redemption of the Class I Preferred Stock or any part thereof, a notice specifying the time and place of such redemption shall be given by first-class mail, postage prepaid, to the holders of record of the Class I Preferred Stock selected for redemption at their respective addresses as the same shall appear on the books of the Corporation, but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for redemption. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. After the date fixed for the redemption of Class I Preferred Stock by the Corporation, the holders of shares selected for redemption shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the monies payable upon such redemption from the Corporation, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding.

         SECTION 3.6.  Procedures for Transfer of Common Stock and Preferred
                       -----------------------------------------------------
Stock. Any Person who acquires or attempts to acquire shares in violation of
-----
Section 3.7, or any Person who is a transferee such that Excess Stock results under Section 3.8, shall immediately give written notice to the Corporation of such event and shall file with the Corporation an affidavit setting forth the number of shares of Common Stock or Preferred Stock (1) directly owned, (2) Constructively Owned, and (3) Beneficially owned by the Person filing the affidavit. The affidavit to be filed with the Corporation shall set forth all information required to be reported in returns filed by Shareholders under Treasury Regulation Section 1.857-9 issued under the Code or similar provisions of any successor regulation. The affidavit, or an amendment thereto, shall be filed with the Corporation within 10 days after demand therefor and at least 15 days prior to any Transfer which would violate Section 3.7, or result in Excess Stock under Section 3.8.

         SECTION  3.7. Transfer  Restrictions.  The  following  transfer
                       ----------------------
restrictions shall apply subsequent to the Corporation's qualification as a REIT pursuant to the Code.

         (a) "100 Shareholders" Restriction. Any Transfer that, if effective,
             ------------------------------
would result in the Common Stock and Preferred Stock being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such shares of Common Stock or
              -- ------
Preferred Stock which would be otherwise beneficially owned by the transferee; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock.

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         (b) "Closely Held" Restriction. Any Transfer that, if effective, would
             --------------------------
result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the shares of
                                 -- ------
Common Stock or Preferred Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock.

         (c) "Domestically Controlled" Restriction. Any Transfer that, if
             -------------------------------------
effective, would result in the Corporation not being a "domestically-controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code shall be void ab
                                                                           --
initio as to the Transfer of the shares of Common Stock or Preferred Stock which
------
would cause the Corporation to not be a "domestically-controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock.

         (d) General REIT Preservation Restriction. Any Transfer that, if
             -------------------------------------
effective, would result in the termination of the status of the Corporation as a real estate investment trust under the REIT Provisions of the Code shall be void ab initio as to the Transfer of the shares of Common Stock or Preferred Stock
-- ------
which would result in the termination of the status of the Corporation as a real estate investment trust under the REIT Provisions of the Code; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock.

         SECTION 3.8.   Conversion of Common Stock or Preferred Stock into
                        --------------------------------------------------
Excess Stock. Notwithstanding the other provisions contained in this Article
------------
III, whenever there is a purported Transfer of shares of Common Stock or Preferred Stock which is void ab initio as a result of the application of
                              -- ------
Section 3.7, then the shares of Common Stock or Preferred Stock being Transferred (rounded up to the nearest whole share) in violation of Section 3.7 shall be automatically converted into, with no further action required, an equal number of shares of Excess Stock. Such conversion shall be effective as of the close of business on the business day prior to the date of transfer or change in capital structure.

         SECTION 3.9.   Remedies for Breach of Transfer Restrictions. If the
                        --------------------------------------------
Board of Directors or its designees shall at any time determine in good faith that a Transfer has taken place in violation of Section 3.7 or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of Section 3.7, the Board of Directors or its designees shall take such actions as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfer or attempted Transfer in violation of Section 3.7 shall automatically result in the conversion described in Section 3.8, irrespective of any action (or non-action) by the Board of Directors.

         SECTION  3.10. Remedies Not Limited.  Nothing  contained  in this
                        --------------------
Article III shall limit the authority of the Board of Directors to take such other action as it deems necessary or

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advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation's status as a real estate investment trust under the REIT provisions of the Code.

         SECTION 3.11. Ambiguity. In the case of an ambiguity in the application
                       ---------
of any of the provisions of this Article III, or any definition contained in
Section 1.2, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on the facts known to it.

         SECTION 3.12. Legend.   Each certificate for Common Stock and Preferred
                       ------
Stock shall bear the following legend:

                  "The shares of Common Stock and Preferred Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Any Person who attempts to Beneficially Own or Constructively Own shares of Common Stock or Preferred Stock in violation of such restrictions must immediately notify the Corporation. Capitalized terms in this legend have the meanings defined in the Corporation's Articles of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, any such transfer shall be void ab initio and the shares of Common Stock and
                                -- ------
         Preferred Stock represented hereby will be automatically converted into shares of Excess Stock which will be held in Trust by the Corporation.

                  The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933 or any applicable state securities laws. Such shares may not be sold of transferred in the absence of such registration or an opinion of counsel satisfactory to the issuer that such registration is not required by said act or laws."

         SECTION 3.13. Treatment of Excess Stock.
                       -------------------------

         (a) Ownership in Trust. Upon any purported Transfer that results in
             ------------------
Excess Stock pursuant to Section 3.8, such Excess Stock shall be deemed to have been transferred to the Corporation, as Trustee of a Trust for the exclusive benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to Section 3.13(b). Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee shall have no rights in such Excess Stock except the right to designate a transferee of such Excess Stock upon the terms specified in Section 3.13(b). The Purported Beneficial Transferee shall have no rights in such Excess Stock except as provided in Section 3.13(b).

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     (b)  Restrictions on Transfer; Designation of Beneficiary.
          ----------------------------------------------------

          (i) Excess Stock shall not be transferable. The Purported Record Transferee may freely designate a Beneficiary of an interest in the Trust (representing the number of shares of Excess Stock held by the Trust attributable to a purported Transfer that resulted in the Excess Stock), if (1) the shares of Excess Stock held in the Trust would not be Excess Stock in the hands of such Beneficiary and (2) the Purported Beneficial Transferee does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Stock that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Common Stock or Preferred Stock in the purported Transfer that resulted in the Excess Shares, or (y) if the Purported Beneficial Transferee did not give value for such Excess Shares (through a gift, devise or other transaction), a price per share equal to the Market Price on the date of the purported Transfer that resulted in Excess Stock. Upon such transfer of an interest in the Trust, the corresponding shares of Excess Stock in the Trust shall be automatically exchanged for an equal number of shares of Common Stock or Preferred Stock, whichever the shares were prior to conversion to Excess Stock, and such shares of Common Stock or Preferred Stock shall be transferred of record to the transferee of the interest in the Trust if such Common Stock or Preferred Stock would not be Excess Stock in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under Section 3.13(c). In the event the Purported Record Transferee shall not designate a Beneficiary of an interest in the Trust in accordance with this Section 3.13(b)(i) within one hundred eighty (180) days after the date of the purported Transfer that results in Excess Stock, then the Corporation as Trustee shall transfer such interest in the Trust to the Person who initially transferred the Common Stock or Preferred Stock which converted to the Excess Stock and immediately thereafter the corresponding shares of Excess Stock in the Trust shall be automatically exchanged for an equal number of shares of Common Stock or Preferred Stock, as the case may be, such that the initial transferor shall become the record owner of such shares of Common Stock or Preferred Stock.

          (ii) Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Trust that exceeds the amounts allowable under Section 3.13(b)(i), such Purported Beneficial Transferee shall pay, or cause such Beneficiary to pay, such excess to the Corporation.

     (c)  Purchase Right in Excess Stock. Beginning on the date of the
          ------------------------------
occurrence of a Transfer which results in Excess Shares, such shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer which resulted in such Excess Shares and (ii) the date the Board of Directors determines in good faith that a Transfer which resulted in Excess Shares has occurred, if the Corporation does not receive a notice of such Transfer pursuant to Section 3.6.

     SECTION 3.14. Owners Required to Provide Information.
                   --------------------------------------

     (a) Every Beneficial Owner of more than 5.0% (or such other percentage, between 0.5% and 5.0%, as may be required from time to time by the Treasury Regulations) of the outstanding Common Stock, Preferred Stock or Excess Stock that was previously Common Stock or Preferred Stock of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares Beneficially owned, and description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT.

     (b) Each Person who is a Beneficial Owner or Constructive Owner of Common Stock or Preferred Stock and each Person (including the shareholder of record) who is holding Common Stock or Preferred Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

     SECTION 3.15  No Preemptive Rights. The Shareholders of the Corporation
                   --------------------
shall not have preemptive rights.

                                   ARTICLE IV

                      ARTICLES OF INCORPORATION SUPERSEDED

     These Second Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation of the Corporation dated June 29, 2000 and the Amended and Restated Articles of Incorporation dated August 30, 2000.

     IN WITNESS WHEREOF, the undersigned have executed these Second Amended and Restated Articles of Incorporation effective as of the ____ day of _________, 2001.

                                      FOUNDATION CAPITAL RESOURCES, INC.,
                                      a Georgia corporation


                                      A.J. Braswell, President

                                      ATTEST:


                                      _______________________________________
                                      Randall K. Barton, Secretary

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